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--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                            PARK-OHIO HOLDINGS CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                            PARK-OHIO HOLDINGS CORP.

                              23000 EUCLID AVENUE
                               EUCLID, OHIO 44117

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the 2001 annual meeting of shareholders of Park-Ohio Holdings Corp., an Ohio corporation (the "Company"), will be held at The Manor, 24111 Tungsten Road, Euclid, Ohio, on Thursday, May 24, 2001, at 10:00 A.M., Cleveland Time, for the following purposes:

     1. Election of Directors. To elect two directors, as set forth in the accompanying proxy statement, to serve for a term expiring at the annual meeting of shareholders in the year 2004;

     2. Amendment of 1998 Long-Term Incentive Plan. To consider and act upon a proposal to amend the 1998 Long-Term Incentive Plan to increase the number of shares of Common Stock available for award under the plan and increase the limit on the number of shares that may be granted to an individual participant in any one calendar year;

     3. Other Business. To act on such other matters as may be properly brought before the annual meeting or any adjournments, postponements or continuations thereof.

     Only shareholders of record at the close of business on April 9, 2001 are entitled to notice of and to vote at the meeting.

     All shareholders are invited to attend the annual meeting. To ensure your representation at the annual meeting, however, you are urged to mark, sign and return the enclosed proxy in the accompanying envelope, regardless of whether you expect to attend the annual meeting. No postage is required if mailed in the United States. Your proxy will not be used if you attend the annual meeting and vote in person.

                                        By Order of the Board of Directors

                                        RONALD J. COZEAN
                                          Secretary and General Counsel

April 19, 2001

                            PARK-OHIO HOLDINGS CORP.

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 2001

                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the annual meeting of shareholders of the Company to be held at The Manor, 24111 Tungsten Road, Euclid, Ohio, on Thursday, May 24, 2001, at 10:00 A.M., Cleveland Time, and any and all adjournments, postponements or continuations thereof. This proxy statement and the accompanying Notice of 2001 Annual Meeting of Shareholders and proxy are first being mailed to shareholders on or about April 19, 2001. A shareholder giving a proxy may revoke it, without affecting any vote previously taken, by a later appointment received by the Company or by giving notice to the Company in writing or in open meeting. Attendance at the meeting will not in itself revoke a proxy. Shares represented by properly executed proxies will be voted at the meeting. If a shareholder has specified how the proxy is to be voted with respect to a matter listed on the proxy it will be voted in accordance with such specifications, and if no specification is made the executed proxy will be voted "FOR" the election of the nominees for directors and "FOR" the amendment of the 1998 Long-Term Incentive Plan. The Company's Articles of Incorporation do not provide for cumulative voting in the election of directors.

     The record date for the determination of shareholders entitled to notice of and to vote at the 2001 annual meeting is April 9, 2001. As of April 9, 2001, there were issued and outstanding 10,496,191 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"). Each share has one vote.

     So far as the Company is aware, no matters other than those described in this proxy statement will be presented to the meeting for action on the part of the shareholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates thereon in accordance with their best judgment. Abstentions and broker non-votes will be counted as present at the meeting for purposes of determining a quorum, but will not be counted as voting, except as otherwise required by law and indicated herein.

     The cost of soliciting proxies, including the charges and expenses incurred by persons holding shares in their name as nominee for the forwarding of proxy materials to the beneficial owners of such shares, will be borne by the Company. Proxies may be solicited by officers and employees of the Company, by letter, by telephone or in person. Such individuals will not be additionally compensated but may be reimbursed by the Company for reasonable out-of-pocket expenses incurred in connection therewith. In addition, the Company has retained Morrow & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies and will pay such firm a fee, estimated to be $4,000, plus reimbursement of out-of-pocket expenses.

                             ELECTION OF DIRECTORS

GENERAL

     The authorized number of directors of the Company is presently fixed at nine, divided into three classes of three members, respectively. The directors of each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting. One vacancy presently exists in the class of directors whose term of office is due to expire at the 2001 annual meeting.

     The terms of office of Edward F. Crawford and James W. Wert will expire on the day of the 2001 annual meeting, upon election of successors. The Board of Directors has nominated each such director to be re-elected for a three-year term and until his successor is elected and qualified. The persons named in the accompanying proxy will vote the proxies received by them (unless authority to vote is withheld) for the election of Edward F. Crawford and James W. Wert. If any nominee is not available at the time of election, the proxy holders may vote in their discretion for a substitute or such vacancy may be filled later by the Board. The Company has no reason to believe any nominee will be unavailable.

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of a plurality of the shares of Common Stock represented at the meeting is required to elect Edward F. Crawford and James W. Wert as directors of the Company to serve until the annual meeting of shareholders in the year 2004.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EDWARD F. CRAWFORD AND JAMES W. WERT AS DIRECTORS.

BIOGRAPHICAL INFORMATION

     Information is set forth below regarding the nominees for election and the directors who will continue in office as directors of the Company after the meeting, including their ages, principal occupations during the past five years and other directorships presently held. Also set forth is the date each was first elected as a director of the Company or a corporation that has been merged into the Company.

                                        NOMINEES FOR ELECTION
------------------------------------------------------------------------------------------------------
                                                              PRINCIPAL OCCUPATION
          NAME                AGE                           AND OTHER DIRECTORSHIPS
          ----                ---         ------------------------------------------------------------
Edward F. Crawford*           61          Director, Chairman and Chief Executive Officer of the
                                          Company since 1992; President of the Company since 1997;
                                          Chairman, Crawford Group, Inc. (manufacturing businesses)
                                          since 1964; Director of Continental Global Group, Inc.
James W. Wert*#               54          Director of the Company since 1992; Partner, Clanco
                                          Management (family office -- tax and financial services)
                                          since May 2000; former Senior Executive Vice President and
                                          Chief Investment Officer, KeyCorp (financial services
                                          company) from August, 1995 to July, 1996; Chief Financial
                                          Officer, KeyCorp from 1994 to 1995. Director of Continental
                                          Global Group, Inc., Marlin Financial Corp. and Paragon
                                          Holdings, Inc.

                      DIRECTORS CONTINUING IN OFFICE WITH TERM EXPIRING IN 2002
------------------------------------------------------------------------------------------------------
                                                              PRINCIPAL OCCUPATION
          NAME                AGE                           AND OTHER DIRECTORSHIPS
          ----                ---         ------------------------------------------------------------
Kevin R. Greene+              42          Director of the Company since 1998; Chairman and Chief
                                          Executive Officer of BPC Group, Inc.. (international
                                          investment banking firm) since 1992; Chairman and CEO of
                                          Capital Resource Holdings L.L.C. (pension consultant) since
                                          1999; formerly a management consultant with McKinsey &
                                          Company; President of Board of Trustees of Oratory Prep in
                                          Summit, NJ
Thomas E. McGinty*+           71          Director of the Company since 1986; President, Belvoir
                                          Consultants, Inc. (management consultants) since 1983
Felix J. Tarorick             58          Director of the Company since 1998; Vice Chairman of the
                                          Company since 1998 and Vice President of Operations of the
                                          Company since 1996; President of the Company's former
                                          Consumer Products Group from 1992 to 1995

                      DIRECTORS CONTINUING IN OFFICE WITH TERM EXPIRING IN 2003
------------------------------------------------------------------------------------------------------
                                                              PRINCIPAL OCCUPATION
          NAME                AGE                           AND OTHER DIRECTORSHIPS
          ----                ---         ------------------------------------------------------------
Matthew V. Crawford           31          Director of the Company since 1997; Assistant Secretary and
                                          Corporate Counsel of the Company since February, 1995;
                                          President of Crawford Group, Inc. since 1995; Mr. E.
                                          Crawford is the father of Mr. M. Crawford
Lewis E. Hatch, Jr.+#         74          Director of the Company since 1992; Business Consultant;
                                          former Chairman ImageMax, Inc.; former Chairman and Chief
                                          Operating Officer, Rusch International (international
                                          medical device company); Director, ImageMax, Inc.
Lawrence O. Selhorst#         68          Director of the Company since 1995; Chairman of the Board
                                          and Chief Executive Officer of American Spring Wire Corp.
                                          (spring wire manufacturer) since 1968; former Chairman of
                                          the Board of RB&W Corporation from September, 1992 to March,
                                          1995

---------------

 * Member, Executive Committee
 + Member, Audit Committee
# Member, Compensation Committee

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock of the Company by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each director of the Company; (iii) each Named Executive Officer individually; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the information is as of April 9, 2001 and the nature of beneficial ownership consists of sole voting and investment power.

                                            SHARES OF          SHARES ACQUIRABLE    PERCENT
        NAME OF BENEFICIAL OWNER           COMMON STOCK         WITHIN 60 DAYS      OF CLASS
        ------------------------           ------------        -----------------    --------
Edward F. Crawford.......................   2,914,700(a)(b)                           27.7%
Matthew V. Crawford......................     717,301(b)(c)(i)      18,333             7.0%
Thomas E. McGinty........................     135,850(d)                               1.3%
Felix J. Tarorick........................     103,501(c)(i)            666             1.0%
James W. Wert............................      90,000(h)                                 *
Lawrence O. Selhorst.....................      55,701(d)                                 *
Ronald J. Cozean.........................      47,334(c)(i)          1,000               *
Patrick W. Fogarty.......................      34,334(c)(i)          1,000               *
Lewis E. Hatch, Jr.......................      32,060(e)                                 *
Kevin R. Greene..........................      28,000(e)                                 *
Richard P. Elliott.......................      10,000(i)                                 *
GAMCO Investors, Inc.....................   1,562,135(f)                              14.9%
Dimensional Fund Advisors, Inc...........     861,117(g)                               8.2%
Directors and executive officers as a
  group (11 persons).....................   4,132,080(j)                              39.2%

---------------

*   Less than one percent.

(a) The total includes 2,325,000 shares over which Mr. E. Crawford has sole voting and investment power, 22,500 shares owned by L'Accent de Provence of which Mr. E. Crawford is President and owner of 25% of its capital stock and over which Mr. E. Crawford shares voting and investment power, 9,500 shares owned by Mr. E. Crawford's wife as to which Mr. E. Crawford disclaims beneficial ownership, and 500,000 shares subject to stock options currently exercisable. The address of Mr. E. Crawford is the business address of the Company.

(b) Messrs. E. Crawford and M. Crawford have shared voting power and investment power with respect to 46,000 shares held by a charitable foundation. The 46,000 shares are included in the beneficial ownership amounts reported for both Mr. E. Crawford and Mr. M. Crawford. Messrs. E. Crawford and M. Crawford have shared voting power and investment power with respect to 11,700 shares owned by Crawford Container Company. The 11,700 shares are included in the beneficial ownership amounts reported for both Mr. E. Crawford and Mr. M. Crawford. The address of Mr. M. Crawford is the business address of the Company.

(c) The totals for Messrs. M. Crawford, Tarorick, Cozean, and Fogarty include 50,001 shares, 46,001 shares, 42,334 shares, and 29,334 shares, respectively, of Common Stock issuable pursuant to currently exercisable stock options.

(d) Includes 24,000 shares of Common Stock issuable pursuant to currently exercisable stock options.

(e) Includes 18,000 shares of Common Stock issuable pursuant to currently exercisable stock options.

(f) Based on information set forth on Amendment No. 9 to Schedule 13D dated August 31, 2000. Includes 1,322,581 shares held by GAMCO Investors, Inc., 218,715 shares held by Gabelli Funds, LLC, 10,000 shares held by Gabelli International Limited, 7,500 shares held by Gabelli Performance Partnership L.P., and 3,339 shares held by Mr. Mario J. Gabelli, as of August 31, 2000. Gabelli Group Capital Partners, Inc. is the ultimate parent holding company for the above listed companies, and Mr. Mario J. Gabelli is the majority owner of Gabelli Group Capital Partners, Inc. which has its principal business office at One Corporate Center, Rye, New York 10580.

(g) Based on information set forth on Schedule 13G dated February 2, 2001. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, furnishes investment advice to four investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts (the "Funds"). Dimensional reported beneficial ownership of 861,117 shares as of December 31, 2000, all of which shares were held by the Funds. Dimensional reported sole voting and investment power with respect to all of such shares, but disclaimed beneficial ownership of all such shares. The address for Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(h) Includes 30,000 shares of Common Stock issuable pursuant to currently exercisable stock options.

(i) The totals for Messrs. M. Crawford, Tarorick, Elliott, Cozean and Fogarty include 5,000, 5,000, 10,000, 5,000 and 5,000 shares, respectively, of the Company's Restricted Common Stock which carries voting but not investment power.

(j)  Total also includes Shares Acquirable Within 60 Days.

              CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS

BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and an Outside Directors Committee. The Board has no standing nominating committee. During 2000, the Board held four meetings, the Audit Committee held three meetings, the Compensation Committee held two meetings, the Outside Directors Committee held one meeting, and the Executive Committee held no meetings. During 2000, each of the directors attended at least 75% of the meetings of the Board and of any committee on which he served.

     Except as otherwise provided in the Company Regulations, the Executive Committee has all powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company when necessary in between meetings of the Board of Directors. The Executive Committee consists of Messrs. E. Crawford, McGinty and Wert, with Mr. McGinty as its chairman.

     The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee is authorized to: (i) make recommendations to the Board of Directors regarding the engagement of the Company's independent accountants; (ii) review the plan, scope and results of the annual audit, the independent auditors' letter of comments and management's response thereto, and the scope of any nonaudit services which may be performed by the independent auditors; (iii) manage the Company's policies and procedures with respect to internal accounting and financial controls; (iv) assess the independence of the Company's independent auditors from management and the Company; and (v) review any changes in accounting policy. The Audit Committee consists of Messrs. Hatch, Greene and McGinty, with Mr. Hatch as its chairman.

     The Compensation Committee is authorized and directed to: (i) review and approve the compensation and benefits of the executive officers; (ii) review and approve the annual salary plans; (iii) review management organization and development; (iv) review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees; and
(v) administer any stock option plans which may be adopted and the granting of options under such plans. The Compensation Committee consists of Messrs. Hatch, Selhorst and Wert, with Mr. Selhorst as its chairman.

     The Outside Directors Committee is authorized to review corporate governance matters, including nominations for the Board of Directors and any potential conflict of interest that may arise involving certain, if any, employee directors. The Outside Directors Committee consists of Messrs. Greene, Hatch, McGinty, Selhorst and Wert, with Mr. Wert as its chairman.

COMPENSATION OF THE BOARD OF DIRECTORS

     The Company compensates non-employee directors for serving on the Board of Directors and reimburses them for any expenses incurred in connection with Board of Directors meetings. During 2000, non-employee directors, except Messrs. Hatch, McGinty and Selhorst received compensation in the form of grants of options for 6,000 shares of Common Stock in accordance with the Company's 1996 Non-employee Director Stock Option Plan approved by the shareholders of the Company at the 1996 Annual Meeting. Messrs. Hatch, McGinty and Selhorst received $35,000 in lieu of stock option grants.

COMPANY AFFILIATIONS WITH THE BOARD OF DIRECTORS

     The following affiliation exists between the Company and nominees or directors:

     Mr. K. Greene is an officer of BPC Group, Inc., an international investment firm, which has been retained by the Company to provide strategic business advisory services to the Company.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table sets forth the respective amounts of compensation paid to the Chairman of the Board and Chief Executive Officer and the five other highest paid executive officers of the Company (collectively, the "Named Executive Officers") for each of the years indicated.

                                                                       LONG-TERM
                                                                     COMPENSATION
                                                               -------------------------
                                                                              SECURITIES
                                     ANNUAL COMPENSATION        RESTRICTED    UNDERLYING
           NAME AND              ---------------------------      SHARE        OPTIONS/       ALL OTHER
      PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)   AWARDS($)(1)   SARS(#)(2)   COMPENSATION(3)
      ------------------         ----   ---------   --------   ------------   ----------   ---------------
Edward F. Crawford               2000    491,666    500,000            0             0         57,970
  Chairman of the Board, Chief   1999    500,000    500,000                          0            164
  Executive Officer and          1998    500,000     25,000                          0            164
    President

Felix J. Tarorick                2000    245,833     70,000       46,250             0          3,735
  Vice Chairman of the Board     1999    180,000     70,000                     14,000          3,164
    and Vice President of        1998    150,000     55,000                      2,000          3,164
    Operations

James S. Walker(4)               2000    190,000          0            0             0          3,544
  Vice President and             1999    190,000     15,000                          0          3,164
  Chief Financial Officer        1998    170,000     15,000                      2,000          3,164

Richard P. Elliott(4)            2000    152,083          0       92,500             0            335
  Vice President and
  Chief Financial Officer

Ronald J. Cozean                 2000    130,000          0       46,250             0          2,935
  Secretary and General Counsel  1999    130,000          0                     10,000          2,764
                                 1998    100,000     25,000                      3,000          2,664

Patrick W. Fogarty               2000    140,000     40,000       46,250             0          3,735
  Director of Corporate          1999    120,000     40,000                     10,000          3,164
  Development                    1998    110,000     35,000                      3,000          3,064

---------------

(1) The number of restricted share awards and the value of the restricted shares at December 29, 2000 held by F. Tarorick, R. Elliott, R. Cozean and P. Fogarty at the end of the last fiscal year is 5,000, $24,375; 10,000, $48,750; 5,000, $24,375; and 5,000, $24,375, respectively.

(2) Reflects the number of shares of Common Stock covered by stock options granted during the years shown. No stock appreciation rights ("SARs") were granted to the Named Executive Officers during the years shown.

(3) For the year ended December 31, 2000, all other compensation includes contributions made by the Company under the Company's Supplemental Defined Contribution Plan as follows: Mr. Tarorick $3,400 and Mr. Walker $3,400, and under the Company's Individual Account Retirement Plan: Mr. Cozean $2,600 and Mr. Fogarty $3,400; and insurance premiums paid by the Company to each of Messrs. Tarorick, Elliott, Cozean, and Fogarty in the amount of $335; to Mr. E. Crawford in the amount of $57,970; and to Mr. J. Walker in the amount of $144.

(4) Mr. Elliott was appointed Vice President and Chief Executive Officer effective May 15, 2000, at the resignation of Mr. Walker.

STOCK BASED COMPENSATION, INCLUDING OPTIONS

     At the 1998 Annual Meeting, the shareholders approved the 1998 Long-Term Incentive Plan (the "1998 Plan") that permits the granting of stock options (either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code or nonstatutory stock options), stock appreciation rights, restricted shares, performance shares or stock awards. The 1998 Plan is administered by the Compensation Committee of the Board of Directors, which has authority to select officers and key employees to be participants and to determine the type and number of awards to be granted.

     The number of shares currently available for grant under the 1998 Plan shall not exceed 550,000, subject to adjustment under certain circumstances when the number of outstanding shares changes. The option price for stock options granted under the 1998 Plan is fixed by the Compensation Committee, but in no event will it be less than the fair market value of the Company's Common Stock on the date of grant. The 1998 Plan continues in effect until terminated by the Board of Directors.

     The Compensation Committee did not grant stock options during 2000 under the 1998 Plan and therefore the Option/SAR Grant table is not shown.

                    AGGREGATED OPTION/SAR EXERCISES IN 2000
                    AND DECEMBER 31, 2000 OPTION/SAR VALUES

                                                                                           VALUE OF
                                                                     NUMBER OF            UNEXERCISED
                                                                    UNEXERCISED          IN-THE-MONEY
                                                                  OPTIONS/SARS AT       OPTIONS/SARS AT
                                      SHARES           $         DECEMBER 31, 2000     DECEMBER 31, 2000
                                     ACQUIRED        VALUE         EXERCISABLE/          EXERCISABLE/
               NAME                 ON EXERCISE     REALIZED       UNEXERCISABLE       UNEXERCISABLE(1)
               ----                 -----------     --------     -----------------     -----------------
Ronald J. Cozean                        None            N/A          42,334/7,666            $0/0
Edward F. Crawford                      None            N/A       400,000/100,000            $0/0
Richard P. Elliott                      None            N/A                     0            $  0
Patrick W. Fogarty                      None            N/A          29,334/7,666            $0/0
Felix J. Tarorick                       None            N/A          46,001/9,999            $0/0
James S. Walker                       13,500         11,400                   0/0            $0/0

---------------

(1) The "Value of Unexercised In-the-Money Options/SARs at December 31, 2000" was calculated by determining the difference between the fair market value of the underlying Common Stock at December 29, 2000 (the Nasdaq closing price of the Park-Ohio Common Stock on December 29, 2000 was $4.875) and the exercise price of the option. An option is "In-the-Money" when the fair market value of the underlying Park-Ohio Common Stock exceeds the exercise price of the option.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Company has structured its executive compensation program to support the objectives and entrepreneurial culture of the Company. The Compensation Committee's policy is to provide executive officers with a base salary, with an opportunity for each executive to earn a bonus based on merit. In addition, the Compensation Committee aligns the interests of executives with the long-term interests of the Company's shareholders by awarding stock based compensation. Historically, stock based compensation has been exclusively in the form of stock options. At the Company's 1998 Annual Meeting, the shareholders approved the 1998 Long-Term Incentive Plan ("1998 Plan"). In accordance with the 1998 Plan, future awards of stock based compensation may be in the form of stock options, stock appreciation rights, restricted shares, performance shares or stock awards.

     Base salaries for executive officers are intended to be competitive in the employment market. Bonuses and grants of stock based compensation are made to executives, other than the Chief Executive Officer and the Vice President of Operations, based upon the Chief Executive Officer's recommendation to the Compensation Committee, which is subjectively based upon each executive's contribution and anticipated contribution to the achievement of the Company's financial and strategic objectives. The Vice President of Operations' bonus is determined based on the operating profit of the businesses which he principally oversees. The CEO's bonus is determined by the Compensation Committee. For 1999, a new bonus program was implemented for the CEO based on the net income of the Company.

     Mr. Crawford, Chairman, Chief Executive Officer, and President, Mr. Tarorick, Vice Chairman and Vice President of Operations, Mr. Elliott, Vice President and Chief Financial Officer, Mr. Cozean, Secretary and General Counsel, and Mr. Fogarty, Director of Corporate Development are the named executive officers of the Company. Mr. Elliott was hired in May 2000 at a base salary of $250,000 that was determined by reviewing competitive salary data for chief financial officers and received 10,000 restricted shares. During 2000, the base salaries for Messrs. Tarorick and Fogarty were increased from 1999. The Committee increased the base salaries of Mr. Tarorick and Mr. Fogarty on the recommendation of Mr. Crawford after reviewing competitive salary survey data. Messrs. Crawford, Elliott, and Tarorick did not receive their entire base salaries due to each of them voluntarily reducing their base salaries by 10% beginning on November 1, 2000.

     Mr. Crawford recommended that Mr. Fogarty receive a bonus of $40,000. The Committee approved this bonus. The Committee approved a bonus of $70,000 for Mr. Tarorick based on the operating profits of the companies he oversees. Mr. Crawford recommended that Messrs. Tarorick, Cozean and Fogarty each receive 5,000 restricted shares under the 1998 Plan. The Committee approved these grants.

     The Compensation Committee approved a $500,000 bonus for Mr. Crawford for 2000. The bonus was awarded for substantially executing specific plans designed to improve the performance of the Company in spite of the economy's challenging environment. No incentive based stock compensation was granted to Mr. Crawford in 2000. In keeping with the practices of other comparable companies, the Committee approved the purchase by the Company of a term life insurance policy for Mr. Crawford.

     The Board of Directors' general philosophy is to "qualify" future annual and long-term incentive plans for tax deductibility wherever appropriate, recognizing that, under certain circumstances, the limit imposed by Section 162(m) of the Internal Revenue Code may be exceeded.

     During 2000, after a 22-year career with the Company, Mr. Walker resigned from the Company to pursue other business interests. Based on Mr. Walker's years of performance and significant contributions to the Company, the Committee unanimously voted to vest all of his options and award Mr. Walker 12 months' salary. The Committee, on behalf of the Board of Directors would like to thank Mr. Walker for his 22-year commitment to Park-Ohio.

     During 2000, the members of the Compensation Committee were:

                                          Lewis E. Hatch, Jr.
                                          Lawrence O. Selhorst, Chairman
                                          James W. Wert

                 AMENDMENT OF THE 1998 LONG-TERM INCENTIVE PLAN
              TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARD

     The Company has initiated a program (the "Option Offer Program") whereby it has offered to acquire all outstanding options to purchase shares of Company common stock held by Company employees and directors and, in return, grant to those employees and directors new stock options carrying an exercise price based on the then current market price of the Company's common stock at the time of such grant. The Company is making this offer because, like many stock option programs throughout the country, the Company believes that its stock options are not achieving the purpose for which they were intended as they carry exercise prices that are significantly higher than the current market price of the Company's common stock, effectively causing them to have little or no real value. The Company believes that the Option Offer Program will allow it to adequately compensate certain employees for the substantial contributions they have made to the Company and to motivate them to maximize shareholder value.

     Under the Option Offer Program, existing stock options tendered to the Company will be cancelled and, in return, participants will be granted new options on a one for one basis. In other words, a participant will be granted a new stock option to acquire one share of Company common stock for each existing stock option to acquire one share of Company common stock tendered to the Company. All of the existing stock options tendered will be cancelled. All of the new options will be granted under the Company's 1998 Long-Term Incentive Plan (the "1998 Plan"), which will be granted no sooner than six months after the tendered options have been cancelled.

     Those individuals that choose to participate in the Option Offer Program, however, will be subject to the relatively substantial risk that they may lose all or some of their existing options and in return receive nothing. Without the amendment to the 1998 Plan described herein, there are not enough shares available for award under the 1998 Plan to allow the Company to carry out the Option Offer Program. A total of 1,083,500 existing stock options are subject to the Option Offer Program, however, only 550,000 shares have been authorized as available for award under the 1998 Plan. In addition, 157,400 shares of Company common stock have already been awarded under the 1998 Plan, leaving only 392,600 shares currently available for award under the 1998 Plan. Under the terms of the Option Offer Program, offerees must make the decision to tender any or all of their existing stock options prior to May 24, 2001, the date on which the annual meeting will be held. Offerees have, therefore, been told that in the event the Company's shareholders fail to approve this proposed amendment they will lose all of those existing stock options that they elect to tender to the Company in the Option Offer Program and in return they will receive nothing.

     The 1998 Plan must also be amended to increase the limit on the number of shares that may be awarded to any individual participant in any one calendar year in order to carry out the Option Offer Program. The 1998 Plan currently limits the number of shares that may be awarded to any individual participant in a single year to 250,000. One particular offeree, Mr. E. Crawford, holds 500,000 existing stock options, all of which are subject to the Option Offer Program. Therefore, in the event Mr. E. Crawford elects to tender all 500,000 of his existing options in the Option Offer Program, the limit on the number of shares that may be awarded to any individual participant in a single year needs to be increased to 500,000 in order to allow the Company to grant to Mr. E. Crawford new options on a one for one basis in return for the old options tendered by him.

     For these reasons, the Board of Directors has adopted, and recommends that the Company's shareholders approve, an amendment to the 1998 Plan to increase the number of shares available for award under the 1998 Plan to 1,650,000 in order to make enough shares available for award under the 1998 Plan to cover all of the stock options that may potentially be canceled in the Option Offer Program and to increase the limit on the number of shares that may be granted to any individual participant in any one calendar year to 500,000.

     Set forth below is a summary of the principal features of the 1998 Plan, a copy of which, as proposed to be amended, is attached to this Proxy Statement as Appendix A.

PLAN SUMMARY

     All employees and directors of the Company and its direct and indirect subsidiaries and other persons whose selection the Compensation Committee determines to be in the best interests of the Company are eligible to receive awards. At present, there are approximately 4,000 persons who are eligible to participate in the 1998 Plan, including the executives named in the Summary Compensation Table.

     The 1998 Plan is administered by the Compensation Committee, which has authority to interpret the 1998 Plan, to grant waivers of 1998 Plan restrictions and to adopt such rules, regulations and policies for carrying out the 1998 Plan as it may deem necessary or proper in order to further the purposes of the 1998 Plan. In particular, the Compensation Committee has the authority to (i) select participants, (ii) determine the number and type of awards to be granted, (iii) determine the terms and conditions, not inconsistent with the terms of the 1998 Plan, to any award granted, (iv) interpret the terms and provisions of the 1998 Plan and any award granted, (v) prescribe the form of any agreement or instrument executed in connection with any award and (vi) establish, amend and rescind such rules, regulations and policies for the administration of the 1998 Plan as it may deem advisable from time to time.

     Awards under the 1998 Plan may be in the form of stock options (either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonstatutory stock options), stock appreciation rights, restricted shares, performance shares or stock awards.

     Stock options will be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Compensation Committee, provided that no stock options will be exercisable more than ten years after the date of grant. The exercise price of any option may not be less than the fair market value of a share of Company common stock on the date of the grant. Participants may pay the exercise price of a stock option in cash, Company common stock, or a combination of cash and Company common stock.

     Stock appreciation rights ("SARs") entitle the recipient to receive a payment, in cash or Company common stock, equal to the appreciation in market value of a stated number of shares of Company common stock from the exercise price to the fair market value on the date of exercise or surrender. SARs may be granted either separately or in conjunction with other awards granted under the 1998 Plan. Any SAR related to a nonstatutory stock option may be granted at the same time such option is granted or at any time thereafter before exercise or expiration of such option. Any SAR related to an incentive stock option must be granted at the same time such option is granted. Any SAR related to an option will be exercisable only to the extent the related option is exercisable and such SAR (or the applicable portion thereof) will terminate and will no longer be exercisable upon the termination or exercise of the related option. Similarly, upon exercise of an SAR as to some or all of the shares of Company common stock covered by a related option, the related option shall be canceled automatically to the extent of the SARs exercised, and such shares of Company common stock will not thereafter be eligible for grant.

     Restricted shares of Company common stock may be awarded in such numbers and at such times as the Compensation Committee determines. Restricted shares will be subject to such terms, conditions or restrictions as the Compensation Committee deems appropriate including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or financial performance of the Company. The period of vesting and forfeiture restrictions will be established by the Compensation Committee at the time of grant, except that no restriction period may be less than 12 months. During the period in which any restricted shares are subject to forfeiture restrictions, the Compensation Committee may, in its discretion, grant to the participant to whom such shares have been awarded all or any of the rights of a shareholder with respect to such restricted shares, including the right to vote such shares and to receive dividends with respect to such shares.

     Performance shares may be awarded in the form of shares of Company common stock that are earned only after the attainment of predetermined performance targets as established by the Compensation Committee at the time an award is made. A performance target shall be based upon one or any combination of the following: (i) revenues of the Company; (ii) operating income of the Company;
(iii) net income of the Company; (iv) earnings per Share; (v) the Company's return on equity; (vi) cash flow of the Company; (vii) Company shareholder total return; (viii) return on assets; (ix) return on investment; (x) asset turnover;
(xi) liquidity; (xii) capitalization; (xiii) stock price; (xiv) expenses; (xv) operating profit and margin; (xvi) retained earnings; (xvii) market share; (xviii) sales to targeted customers; (xix) customer satisfaction; (xx) quality measures; (xxi) productivity; (xxii) safety measures; or (xxiii) educational and technical skills of employees. The Compensation Committee shall be permitted to make adjustments when determining the attainment of a performance target to reflect extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Company's financial statements, as long as any such adjustments are made in a manner consistent with Section 162(m) of the Code to the extent applicable. Awards of performance shares made to participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and provisions of such awards will be interpreted in a manner consistent with that intent to the extent appropriate. The foregoing provisions of this paragraph are also applicable to awards of restricted shares to the extent such awards of restricted shares are subject to the financial performance of the Company. At the end of the applicable performance period, performance shares will be converted into shares of Company common stock (or cash or a combination of shares and cash) and distributed to participants based upon the applicable performance entitlement. Award payments made in cash rather than the issuance of shares will not, by reason of such payment in cash, result in additional shares being available under the 1998 Plan.

     Stock awards may be made in shares of Company common stock or on a basis valued in whole or in part by reference to, or otherwise based upon, shares of Company common stock. Stock awards will be subject to conditions established by the Compensation Committee.

     Subject to adjustment in the event of any change in the number of outstanding shares by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or capital stock of the Company, the aggregate number of shares of Company common stock which may be awarded under the 1998 Plan is 1,650,000, assuming the amendment to the 1998 Plan described in this Proxy Statement is adopted by the shareholders, all of which may be incentive stock options. No more than 500,000 shares shall be the subject of awards to any individual participant in any one calendar year, assuming the amendment to the 1998 Plan described in this Proxy Statement is adopted by the shareholders. Shares issuable under the 1998 Plan may consist of authorized and unissued shares of Company common stock or shares of Company common stock held in treasury.

     In the event of a Change in Control (as defined in the 1998 Plan) of the Company, and except as the Board may expressly provide otherwise, (i) all stock options or SARs then outstanding will become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable, (ii) all restrictions and conditions of all awards of restricted shares then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all awards of performance shares will be deemed to have been fully earned as of the date of the Change in Control.

     The Board may amend, suspend or terminate the 1998 Plan at any time, provided that no such action shall be taken that would impair the rights under an outstanding award without the participant's consent. Similarly, the Board may amend the terms of any outstanding award, prospectively or retroactively, but no such amendment shall impair the rights of any participant without the participant's consent and no such amendment shall have the effect, with respect to any employee subject to Section 162(m) of the Code, of increasing the amount of any award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for such participant.

     Except as may be otherwise provided in the relevant award agreement, no award or any benefit under the 1998 Plan will be assignable or transferable, or payable to or exercisable by, anyone other than the participant to whom it was granted.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary generally describes the principal federal income tax consequences under current tax laws of certain events under the 1998 Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Company, nor does it describe foreign, state or local tax consequences.

     No income will result to a participant upon the grant or exercise of an incentive stock option ("ISO") provided that (i) there is no disposition of stock received upon exercise of an ISO within two years from the date the ISO is granted or within one year from the date the ISO is exercised (the "ISO holding periods"); and (ii) the participant is an employee of the Company or a subsidiary of the Company at all times during the period commencing on the date of grant and ending on the date three months (or one year in the case of a participant who is totally and permanently disabled) prior to the date of exercise.

     In the event of a disposition of stock received upon exercise of an ISO after the ISO holding periods have been satisfied, any gain or loss, equal to the difference between the amount realized upon such disposition and the option price, generally will be taxable as capital gain or loss. In the event of a disposition of stock received upon exercise of an ISO prior to the expiration of the ISO holding periods, the participant will recognize ordinary income equal to the excess of the fair market value of such stock at the time of exercise (or the amount realized upon such disposition, if less) over the option price. If the amount realized upon such disqualifying disposition exceeds the fair market value of such stock at the time of exercise, the excess will be taxable as capital gain.

     No deduction is allowable to the Company upon the grant or exercise of an ISO. In the event that a participant recognizes ordinary income as a result of a disposition of stock received upon exercise of an ISO prior to the expiration of the ISO holding periods, the company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

     No income is recognized upon the grant of a nonstatutory stock option to a participant. The participant recognizes ordinary income upon exercise of the nonstatutory stock option equal to the excess of the fair market value of the stock received upon exercise of the stock option on the date of exercise over the option price. Such ordinary income is subject to withholding if the participant is an employee. The participant's tax basis in these shares will be their fair market value when purchased. On subsequent sale of such shares, gain or loss will be recognized in an amount equal to the difference between the tax basis thereof and the amount realized on such sale.

     A participant will not be taxed upon the award of an SAR. Upon exercise of the SAR, the participant will recognize ordinary income equal to the amount of cash received and the Company will be entitled to a corresponding deduction. In the event a participant receives shares upon the exercise of an SAR, the participant will recognize ordinary income equal to the value of the shares at such time. If the participant is an employee, any ordinary income recognized upon the exercise of an SAR is treated as wages subject to withholding.

     A participant generally will not recognize taxable income upon the grant of restricted shares, and the recognition of any income will be postponed until the time that the restrictions on the shares lapse, at which time the participant will recognize ordinary income (subject to withholding if the participant is an employee) equal to the fair market value of the restricted shares at the time that such restrictions lapse. A participant may elect to be taxed at the time of the grant of restricted stock and, if this election is made, the participant will recognize ordinary income equal to the fair market value of the restricted shares at the time of grant determined without regard to any of the restrictions thereon.

     When performance shares are earned and stock is issued therefor, a participant will realize ordinary income (subject to withholding if the participant is an employee) equal to the fair market value of the performance shares.

     A participant will recognize ordinary income upon the receipt of stock award (other than an award of performance shares or restricted shares) equal to the fair market value of such stock on the date of such award. If the participant is an employee, any ordinary income recognized as a result of a stock award is treated as wages subject to withholding.

     The Company generally will be entitled to a deduction equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes ordinary income with respect to nonstatutory stock options, restricted stock, performance shares, stock appreciation rights and stock awards.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a plurality of the shares of Common Stock represented at the meeting is required to amend the 1998 Plan to increase the number of shares available for award under the 1998 Plan and to increase the limit on the number of shares that may be awarded to any individual participant in any one calendar year.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1998 PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARD UNDER THE 1998 PLAN TO 1,650,000 AND TO INCREASE THE LIMIT ON THE NUMBER OF SHARES THAT MAY BE AWARDED TO ANY INDIVIDUAL PARTICIPANT IN ANY ONE CALENDAR YEAR TO 500,000.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee recommends the selection of the independent auditors to the Board. The Committee is currently composed of three independent directors, each of whom is independent as defined under the rules of the NASDAQ Stock Market. The Committee operates under a written charter adopted by the Board of Directors that is attached to this Proxy Statement as Appendix B.

     Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Committee met with management and Ernst & Young LLP to review and discuss the December 31, 2000 financial statements. The Committee reviewed with Ernst & Young LLP their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with Ernst & Young LLP its independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committee) and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee meets with the internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     IN RELIANCE ON THE REVIEWS AND DISCUSSIONS REFERRED TO ABOVE, THE COMMITTEE RECOMMENDED TO THE BOARD OF DIRECTORS, AND THE BOARD OF DIRECTORS HAS APPROVED, THAT THE AUDITED FINANCIAL STATEMENTS BE INCLUDED IN THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000. WE ALSO RECOMMENDED THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2001 AND BASED ON THAT RECOMMENDATION, THE BOARD HAS SELECTED ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2001.

PRINCIPAL ACCOUNTING FIRM FEES

     Fees paid to Ernst & Young LLP for the fiscal year ended December 31, 2000 were: Audit: $411,000; Financial Information Systems Design and Implementation
Fees: $0 and All Other Fees: $485,200. All Other Fees included audit related services of $223,500, primarily for statutory audits and business acquisitions, and nonaudit services of $261,700, primarily for tax consulting services.

                                          THE AUDIT COMMITTEE
                                          Lewis E. Hatch, Jr., Chairman
                                          Kevin R. Greene
                                          Thomas E. McGinty

April 16, 2001

                            PERFORMANCE COMPARISONS

     The graph and chart set forth below compare the cumulative total shareholder return of the Company's Common Stock for the five years ended December 31, 2000 to (a) the Total Return Index for the Nasdaq Stock Market (U.S. Companies), and (b) the S&P SmallCap Performance 600. In all cases shown, the chart assumes the investment of $100 on December 31, 1995 and the reinvestment of all dividends.

     The Company has chosen the S&P SmallCap Performance 600 Index as an index of issuers with similar market capitalizations because the Company does not believe it can reasonably identify a peer group or select an appropriate published industry or line-of-business index. Such industry or line-of-business indices are comprised primarily of either retailers or manufacturers whose business is not substantially similar to the Company's businesses.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              PARK-OHIO, NASDAQ STOCK MARKET (U.S. COMPANIES) AND
                       S&P SMALLCAP PERFORMANCE 600 INDEX

                                                                                  S&P SMALLCAP             NASDAQ STOCK MARKET
                                                        PARK-OHIO             PERFORMANCE 600 INDEX         (U.S. COMPANIES)(1)
                                                        ---------             ---------------------        --------------------
1995                                                        100                         100                         100
1996                                                       79.8                       120.1                         123
1997                                                      113.2                       149.6                       150.7
1998                                                       93.8                       146.5                       212.5
1999                                                       61.2                       163.3                       394.8
2000                                                       30.2                       181.3                       237.4

---------------

(1) The index is issued by the University of Chicago Graduate School of Business, Center for Research in Security Prices.

                              CERTAIN TRANSACTIONS

     GAMCO, a wholly-owned subsidiary of the Company, leases space in three buildings in Conneaut, Ohio: (i) a 91,500 square foot facility owned by a company owned by Mr. M. Crawford, at a monthly rent of $27,000; (ii) an additional 70,000 square foot attached facility owned by the same company, at a monthly rate of $9,000; and (iii) a separate 50,000 square foot facility owned by Mrs. E. Crawford, at a monthly rent of $3,000. Through March 31, 2001, Ajax leased a facility in Cleveland, Ohio at a monthly rent of $20,833 from a corporation whose shareholder is Mr. M. Crawford. Effective April 1, 2001, the Company entered into an agreement whereby the Company became the owner of the Ajax property in exchange for a property owned by the Company in Cleveland, Ohio. This real estate transaction was approved by the Company's Outside Directors after receiving an opinion from an independent real estate firm.

     The Company believes that the foregoing transactions were all on terms at least as favorable to the Company as if negotiated on an arms-length basis with unrelated third parties.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP independent public accountants, to audit and report on the consolidated financial statements of the Company for the fiscal year ending December 31, 2001 and to perform such other services as may be required of them. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated fees of Ernst & Young for the audit of the 2000 financial statements.

     Representatives of Ernst & Young will have an opportunity to make a statement at the Annual Meeting, if they so desire, and will be available to respond to appropriate shareholders' questions.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Any shareholder who intends to present a proposal at the 2002 annual meeting must give notice, in compliance with Section 6 of the Company Regulations, to the Secretary of the Company at 23000 Euclid Avenue, Cleveland, Ohio 44117. The notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however that in the event that less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To have the proposal included in the Company's proxy statement and form of proxy for that meeting, the shareholder must, in addition to complying with the applicable laws and regulations governing the submission of such proposals, deliver the proposal in writing to the Secretary of the Company for consideration not later than January 23, 2002.

                                 ANNUAL REPORT

     The integrated Annual Report and Form 10-K of the Company for the year ended December 31, 2000 is being mailed to each shareholder of record with this Proxy Statement. Additional copies may be obtained from the undersigned.

                                          PARK-OHIO HOLDINGS CORP.

                                          RONALD J. COZEAN
                                            Secretary and General Counsel
April 19, 2001

                                                                      APPENDIX A

                            PARK-OHIO HOLDINGS CORP.

                              AMENDED AND RESTATED
                         1998 LONG-TERM INCENTIVE PLAN

1. PURPOSES

     The purposes of the Park-Ohio Holdings Corp. 1998 Long-Term Incentive Plan (the "Plan") are to promote the long-term growth and performance of Park-Ohio Holdings Corp. (the "Company") and its subsidiaries by providing an opportunity for employees of the Company and its subsidiaries to participate through share ownership in the long-term growth and success of the Company, enhancing the Company's ability to attract and retain persons with desired abilities, providing additional incentives for such persons and furthering the identity of interests of employees and shareholders of the Company.

2. DEFINITIONS

     (a) "Award" means any form of stock option, stock appreciation right, restricted shares, share or share-based award or performance share granted to a Participant under the Plan.

     (b) "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (e) "Committee" means the Compensation and Stock Option Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan, provided that the Committee shall be constituted so as to satisfy any applicable legal requirements, including the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Code or any respective successor rule.

     (f) "Fair Market Value" means the closing price of Shares as reported on the Nasdaq Stock Market for the date in question, provided that if no sales of Shares were made on the Nasdaq Stock Market on that date, the closing price of Shares as reported on the Nasdaq Stock Market for the preceding day on which sales of Shares were made on the Nasdaq Stock Market shall be used.

     (g) "Participant" means any employee or director of the Company or its direct or indirect subsidiaries or any other person whose selection the Committee determines to be in the best interests of the Company, to whom an Award is made under the Plan.

     (h) "Shares" means the common stock, par value $1.00 per share, of the Company.

3. SHARES AVAILABLE FOR AWARDS

     Subject to adjustment as provided in Section 11 below, the aggregate number of Shares which may be awarded under the Plan shall be 1,650,000, all of which may be incentive stock options. No more than 500,000 Shares shall be the subject of Awards to any individual Participant in any one calendar year. Shares issuable under the Plan may consist of authorized and unissued Shares or treasury Shares.

     Any Shares issued by the Company through the assumption or substitution of outstanding grants previously made by an acquired corporation or entity shall not reduce the Shares available for Awards under the Plan. If any Shares subject to any Award granted under the Plan are forfeited or if such Award otherwise terminates without the issuance of such Shares or payment of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan as if such Shares had not been subject to an Award.

4. ADMINISTRATION

     The Plan shall be administered by the Committee, which shall have full power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and policies for carrying out the Plan as it may deem necessary or proper in order to further the purposes of the Plan. In particular, the Committee shall have the authority to (i) select Participants to receive Awards, (ii) determine the number and type of Awards to be granted,
(iii) determine the terms and conditions, not inconsistent with the terms hereof, of any Award granted, (iv) interpret the terms and provisions of the Plan and any Award granted, (v) prescribe the form of any agreement or instrument executed in connection with any Award, and (vi) establish, amend and rescind such rules, regulations and policies for the administration of the Plan as it may deem advisable from time to time.

5. AWARDS

     The Committee shall determine the type(s) of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 5. Awards may be made singly, in combination, in tandem or in exchange for a previously granted Award, and also may be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

     (a) Stock Options. Awards may be made in the form of stock options, which may be incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options not intended to qualify under Section 422 of the Code. Incentive stock options may be granted only to employees. The aggregate Fair Market Value (determined at the time the option is granted) of Shares as to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by the Code from time to time). The exercise price of stock options granted under the Plan shall be not less than 100% of Fair Market Value on the date of the grant. A stock option granted under the Plan shall be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee, provided that no stock option shall be exercisable more than ten years after the date of grant. A participant may pay the exercise price of a stock option in cash, Shares or a combination of cash and Shares. The Committee shall establish appropriate procedures for accepting Shares in payment of the exercise price of a stock option and may impose such conditions as it deems appropriate on such use of Shares.

     (b) Stock Appreciation Rights. Awards may be granted in the form of stock appreciation rights ("SARs"). SARs shall entitle the recipient to receive a payment, in cash or Shares, equal to the appreciation in market value of a stated number of Shares from the price stated in the Award Agreement to the Fair Market Value on the date of exercise or surrender. SARs may be granted either separately or in conjunction with other Awards granted under the Plan. Any SAR related to a nonstatutory stock option may be granted at the same time such option is granted or any time thereafter before exercise or expiration of such option. Any

SAR related to an incentive stock option must be granted at the same time such option is granted. Any SAR related to an option shall be exercisable only to the extent the related option is exercisable. In the case of any SAR related to any option, the SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related option. Similarly, upon exercise of an SAR as to some or all of the Shares covered by a related option, the related option shall be canceled automatically to the extent of the SARs exercised, and such Shares shall not thereafter be eligible for grant. The Committee may impose such conditions or restrictions upon the exercise of any SAR as it shall deem appropriate.

     (c) Restricted Shares. Awards may be granted in the form of restricted Shares in such numbers and at such times as the Committee shall determine. Awards of restricted Shares shall be subject to such terms, conditions or restrictions as the Committee deems appropriate including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or financial performance of the Company. The period of vesting and forfeiture restrictions shall be established by the Committee at the time of grant, except that no restriction period shall be less than 12 months. During the period in which any restricted Shares are subject to forfeiture restrictions, the Committee may, in its discretion, grant to the Participant to whom such restricted Shares have been awarded, all or any of the rights of a shareholder with respect to such restricted Shares, including the right to vote such Shares and to receive dividends with respect to such Shares.

     (d) Performance Shares. Awards may be made in the form of Shares that are earned only after the attainment of predetermined performance targets as established by the Committee at the time an Award is made ("Performance Shares"). A performance target shall be based upon one or any combination of the following: (i) revenues of the Company; (ii) operating income of the Company;
(iii) net income of the Company; (iv) earnings per Share; (v) the Company's return on equity; (vi) cash flow of the Company; (vii) Company shareholder total return; (viii) return on assets; (ix) return on investment; (x) asset turnover;
(xi) liquidity; (xii) capitalization; (xiii) stock price; (xiv) expenses; (xv) operating profit and margin; (xvi) retained earnings; (xvii) market share; (xviii) sales to targeted customers; (xix) customer satisfaction; (xx) quality measures; (xxi) productivity; (xxii) safety measures; or (xxiii) educational and technical skills of employees. Performance targets may also be based on the attainment of levels of performance of the Company and/or any of its affiliates or divisions under one or more of the measures described above relative to the performance of other businesses. The Committee shall be permitted to make adjustments when determining the attainment of a performance target to reflect extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Company's financial statements, as long as any such adjustments are made in a manner consistent with Section 162(m) of the Code to the extent applicable. Awards of Performance Shares made to Participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and provisions of such Awards shall be interpreted in a manner consistent with that intent to the extent appropriate. The foregoing provisions of this Section 5(d) also shall be applicable to Awards of restricted Shares made under Section 5(c) to the extent such Awards of restricted Shares are subject to the financial performance of the Company. At the end of the applicable performance period, Performance Shares shall be converted into Shares (or cash or a combination of Shares and cash, as set forth in the Award Agreement) and distributed to Participants based upon the applicable performance entitlement. Award payments made in cash rather than the issuance of Shares shall not, by reason of such payment in cash, result in additional Shares being available under the Plan.

     (e) Stock Awards. Awards may be made in Shares or on a basis valued in whole or in part by reference to, or otherwise based upon, Shares. Share awards shall be subject to conditions established by the Committee and set forth in the Award Agreement.

6. PAYMENT OF AWARDS; DEFERRALS

     Payment of Awards may be made in the form of Shares, cash or a combination of Shares and cash and may include such restrictions as the Committee shall determine, including restrictions on transfer and forfeiture provisions. With Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including the capability to make further deferrals for payment after retirement. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Shares.

7. TAX WITHHOLDING

     The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any Shares or cash relating to an Award made under the Plan, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by
(i) delivering to the Company Shares held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Company to retain Shares having such Fair Market Value and otherwise issuable to the Participant under the Plan.

8. TERMINATION OF EMPLOYMENT

     If the employment of a Participant terminates for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Award Agreement, which may provide that the Committee may authorize, as it deems appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

9. NONASSIGNABILITY

     Except as may be otherwise provided in the relevant Award Agreement, no Award or any benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

10. CHANGE IN CONTROL

     (a) In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all stock options or SARs then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable, (ii) all restrictions and conditions of all Awards of restricted Shares then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Awards of Performance Shares shall be deemed to have been fully earned as of the date of the Change in Control.

     (b) A "Change in Control" of the Company shall have occurred when any of the following events shall occur:

          (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

          (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

          (iii) There is a report filed or required to be filed on Schedule 13D on Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner, is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

          (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

          (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (v), each Director who is first elected, or first nominated for election by the Company's shareholders by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

     Notwithstanding the foregoing provisions of Section 10(b)(iii) or (iv) hereof, unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or interest, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

11. ADJUSTMENTS UPON CHANGES OF CAPITALIZATION

     In the event of any change in the outstanding Shares by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the number of Shares as to which Awards may be granted under the Plan, including limitations relating to incentive stock option Awards and maximum Awards to individual Participants, the number of Shares issuable pursuant to then outstanding Awards, and/or, if appropriate, the prices of Shares related to outstanding Awards, shall be appropriately and proportionately adjusted.

12. RIGHTS OF EMPLOYEES

     Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continued employment with the Company or any subsidiary.

13. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN AND AWARDS

     The Board may amend, suspend or terminate the Plan at any time, provided that no such action shall be taken that would impair the rights under an outstanding Award without the Participant's consent.

     The Board may amend the terms of any outstanding Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent and no such amendment shall have the effect, with respect to any employee subject to Section 162(m) of the Code, of increasing the amount of any Award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for such Participant.

14. GOVERNING LAW

     The Plan, together with all determinations and actions made or taken in connection therewith, to the extent not otherwise governed by the Code or other laws of the United States, shall be governed by the laws of the State of Ohio.

15. EFFECTIVE AND TERMINATION DATES

     The Plan shall become effective on the date it is approved by the shareholders of the Company. The Plan shall continue in effect until terminated by the Board, at which time all outstanding Awards shall remain outstanding in accordance with their applicable terms and conditions.

                                                                      APPENDIX B

                       PARK-OHIO AUDIT COMMITTEE CHARTER

PURPOSE
--------------------------------------------------------------------------------

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including monitoring the participation of management and the independent auditor in the financial reporting process, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain, at the Company's expense, outside counsel, auditors or other experts for this purpose. The outside auditor is ultimately accountable to, and the selection, evaluation and replacement of such auditor is the responsibility of, the Board and the Committee.

MEMBERSHIP
--------------------------------------------------------------------------------

     The Committee shall be comprised of no fewer than three members of the Board, and the members of the Committee will meet the composition, expertise and independence requirements of the Audit Committee Policy of the National Association of Securities Dealers (NASD).

     Accordingly, all of the members will be directors:

     - Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

     - Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES
--------------------------------------------------------------------------------

     The Committee's job is one of oversight, recognizing that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the Internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     - The Committee shall review and reassess the adequacy of this Charter at least annually, submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     - The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

     - As a whole, or through the Committee chair, the Committee shall review with the auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

     - The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

     - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

     - The Committee shall oversee and approve the budget and costs related to the work performed by the outside auditor and recommend, when appropriate, that management seek competitive bids to perform such work.

     - The Committee shall review the outside auditors audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     - Prior to releasing the year-end earnings, the Committee shall discuss the results of the audit with the outside auditors. The Committee shall have the discretion to meet separately with the internal auditors and the outside auditors, with and without management present, to discuss the results of their examination.

     The Committee shall:

     - request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

     - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

     - recommend that the Board take appropriate action to oversee the independence of the outside auditor in response to the outside auditor's report to satisfy itself of the auditor's independence.

     Other Audit Committee Responsibilities:

     - Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     - Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                            DIRECTIONS TO THE MANOR
                              24111 TUNGSTEN ROAD
                               EUCLID, OHIO 44117

            The Manor is in Heritage Business Park, on the North
            Side of Euclid Avenue just East of the Park-Ohio
            Headquarters, between Babbitt Road and East 222.


                                  DETACH CARD
--------------------------------------------------------------------------------

          [PARK-OHIO HOLDINGS CORP. LOGO]       PROXY SOLICITED ON BEHALF OF THE
                                                        BOARD OF DIRECTORS

          Felix J. Tarorick and Kevin R. Greene or either of them, are hereby authorized, with full power of substitution, to represent and vote the Common Stock of the undersigned at the annual meeting of shareholders of Park-Ohio Holdings Corp. to be held at The Manor, 24111 Tungsten Road, Euclid, Ohio 44117 on May 24, 2001, and any and all adjournments, postponements or continuations thereof.

          IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, SHARES
          REPRESENTED HEREBY WILL BE VOTED IN THE MANNER SPECIFIED BY THE SHAREHOLDER. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED AS DIRECTORS PURSUANT TO THE PROXY STATEMENT AND FOR THE AMENDMENT OF THE 1998 LONG-TERM INCENTIVE PLAN.

          1. THE ELECTION OF DIRECTORS

                 FOR all nominees listed below  [ ]      WITHHOLD AUTHORITY  [ ]
                   (except as otherwise marked below)      to vote for all
                                                           nominees listed below

                 Edward F. Crawford and James W. Wert
                 (Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

          2. PROPOSAL TO AMEND THE 1998 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD UNDER THE PLAN AND TO INCREASE THE LIMIT ON THE NUMBER OF SHARES THAT MAY BE AWARDED TO AN INDIVIDUAL PARTICIPANT IN ANY ONE CALENDAR YEAR.

          FOR  [ ]               AGAINST  [ ]               ABSTAIN  [ ]

                        (CONTINUED AND TO BE SIGNED, ON THE REVERSE SIDE)
      P
      R
      O
      X
      Y

                                  DETACH CARD
--------------------------------------------------------------------------------

                         (Continued from reverse side)

          3. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                               DATE: ______________, 2001

                                               --------------------------

                                               --------------------------
                                                      (Sign here)

                                               NOTE: Please sign exactly
                                               as name appears hereon.
                                               Joint owners should each
                                               sign. When signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full
                                               title as such.

                            DIRECTIONS TO THE MANOR
                              24111 TUNGSTEN ROAD
                               EUCLID, OHIO 44117

            The Manor is in Heritage Business Park, on the North
            Side of Euclid Avenue just East of the Park-Ohio
            Headquarters, between Babbitt Road and East 222.


                                  DETACH CARD
--------------------------------------------------------------------------------

          [PARK-OHIO HOLDINGS CORP. LOGO]       CONFIDENTIAL VOTING INSTRUCTIONS
                                                   SOLICITED ON BEHALF OF THE
                                                       BOARD OF DIRECTORS

          To Key Trust Company of Ohio, N.A., Trustee of the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries (the "Plan"): The undersigned, a participant in the Plan, hereby directs the Trustee to vote in person or by proxy (a) all common shares of Park-Ohio Holdings Corp. credited to the undersigned's account under the Plan on the record date ("allocated shares"); and (b) the proportionate number of common shares of Park-Ohio Holdings Corp. allocated to the accounts of other participants in the Plan, but for which the Trustee does not receive valid voting instructions ("non-directed shares") and as to which the undersigned is entitled to direct the voting in accordance with the Plan provisions at the annual meeting of shareholders of Park-Ohio Holdings Corp. to be held at The Manor, 24111 Tungsten Road, Euclid, Ohio 44117, on May 24, 2001, and any and all adjournments, postponements, or continuations thereof. Under the Plan, shares allocated to the accounts of participants for which the Trustee does not receive timely directions in the form of a signed voting instruction card are voted by the Trustee as directed by the participants who timely tender a signed voting instruction card. By completing this Confidential Voting Instruction Card and returning it to the Trustee, you are authorizing the Trustee to vote allocated shares and a proportionate amount of the non-directed shares held in the Plan. The number of non-directed shares for which you may instruct the Trustee to vote will depend on how many other participants exercise their right to direct the voting of their allocated shares. Any participant wishing to vote the nondirected shares differently from the allocated shares may do so by requesting a separate voting instruction card from the Trustee at (216) 689-7653.

          IF THIS CONFIDENTIAL VOTING INSTRUCTION CARD IS PROPERLY EXECUTED AND RETURNED, SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER SPECIFIED BY THE PARTICIPANT.

          1. THE ELECTION OF DIRECTORS

                 FOR all nominees listed below [ ]   WITHHOLD AUTHORITY [ ]
                  (except as otherwise marked below)   to vote for all
                                                       nominees listed below

                 Edward F. Crawford and James W. Wert
                 (Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

          2. PROPOSAL TO AMEND THE 1998 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD UNDER THE PLAN AND TO INCREASE THE LIMIT ON THE NUMBER OF SHARES THAT MAY BE AWARDED TO AN INDIVIDUAL PARTICIPANT IN ANY ONE CALENDAR YEAR.
            FOR [ ]               AGAINST [ ]               ABSTAIN [ ]

                        (CONTINUED AND TO BE SIGNED, ON THE REVERSE SIDE)

          V

          O

          T

          I

          N

          G

          I

          N

          S

          T

          R

          U

          C

          T

          I

          O

          N

          S

                                  DETACH CARD
--------------------------------------------------------------------------------

                         (Continued from reverse side)

          3. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                               DATE:______________ , 2001

                                               --------------------------

                                               --------------------------
                                                      (Sign here)

                                               NOTE: Please sign exactly
                                               as name appears hereon.
                                               Joint owners should each
                                               sign. When signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full
                                               title as such.

                            DIRECTIONS TO THE MANOR
                              24111 TUNGSTEN ROAD
                               EUCLID, OHIO 44117

            The Manor is in Heritage Business Park, on the North
            Side of Euclid Avenue just East of the Park-Ohio
            Headquarters, between Babbitt Road and East 222.

                                  DETACH CARD
--------------------------------------------------------------------------------

          [PARK-OHIO HOLDINGS CORP. LOGO]       CONFIDENTIAL VOTING INSTRUCTIONS
                                                   SOLICITED ON BEHALF OF THE
                                                       BOARD OF DIRECTORS

          Elizabeth A. Boris and Ronald J. Cozean, or any of them,
          Trustees of RB&W Corporation Employee Stock Ownership Plan (the "Plan"), are hereby authorized, with full power of substitution, to represent and vote the Common Stock of the undersigned Plan Participant at the annual meeting of shareholders of Park-Ohio Holdings Corp. to be held at The
          Manor, 24111 Tungsten Road, Euclid, Ohio 44117 on May 24, 2001, and any and all adjournments, postponements or continuations thereof.
          IF THIS CONFIDENTIAL VOTING INSTRUCTION CARD IS PROPERLY
          EXECUTED AND RETURNED, SHARES REPRESENTED HEREBY WILL BE VOTED
          IN THE MANNER SPECIFIED BY THE PLAN PARTICIPANT. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED AS DIRECTORS PURSUANT TO THE PROXY
          STATEMENT AND FOR THE AMENDMENT OF THE 1998 LONG-TERM INCENTIVE
          PLAN.
          1. THE ELECTION OF DIRECTORS
                 FOR all nominees listed below  [ ]  WITHHOLD AUTHORITY [ ]
                  (except as otherwise marked below)   to vote for all
                                                       nominees listed below

                 Edward F. Crawford and James W. Wert
                 (Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee's name.)
          2. PROPOSAL TO AMEND THE 1998 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD UNDER THE PLAN AND TO INCREASE THE LIMIT ON THE NUMBER OF SHARES THAT MAY BE AWARDED TO AN INDIVIDUAL PARTICIPANT IN ANY ONE CALENDAR YEAR.
            FOR [ ]               AGAINST [ ]               ABSTAIN [ ]

                        (CONTINUED AND TO BE SIGNED, ON THE REVERSE SIDE)

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

                                  DETACH CARD
--------------------------------------------------------------------------------

                         (Continued from reverse side)

          3. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                               DATE:______________ , 2001

                                               --------------------------

                                               --------------------------
                                                      (Sign here)

                                               NOTE: Please sign exactly
                                               as name appears hereon.
                                               Joint owners should each
                                               sign. When signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full
                                               title as such.